ING USA ANNUITY AND LIFE INSURANCE COMPANY

                              PROSPECTUS SUPPLEMENT
                            DATED SEPTEMBER 29, 2005
                  TO YOUR MODIFIED GUARANTY ANNUITY PROSPECTUS

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This supplement amends certain information contained in your most recent modified guaranty annuity prospectus, as supplemented. Please read it carefully and keep it with your prospectus for future reference.

In light of recent disasters caused by hurricanes in the Gulf Coast, ING USA Annuity and Life Insurance Company will waive surrender charges related to the surrender of your Contract for those Contract Owners whose address of record was in one of the specifically identified parishes or counties at the time of the hurricanes. This waiver of surrender charges will be available for a limited period of time and is subject to certain conditions and restrictions that we will impose on a non-discriminatory basis.

ING USA Katrina - 137650                                          September 2005